Exhibit 10.7

SUBSCRIPTION NOTE SHARES ESCROW AGREEMENT

This Subscription Note Shares Escrow Agreement, dated March 5, 2015 (this “Agreement”), is by and among Tyme Technologies, Inc., a Delaware corporation (the “Company”), GEM Global Yield Fund LLC SCS (“Depositor”) and CKR Law LLP, a California limited liability partnership, as escrow agent (in such capacity, “Escrow Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Subscription Agreement, dated of even date herewith (the “Subscription Agreement”), Depositor purchased from the Company 2,716,000 shares (the “Subscription Shares”) of the common stock, par value $0.0001 per share (the “Common Stock”), of the Company for consideration consisting of cash and a Limited Recourse Promissory Note, dated of even date herewith, payable to the Company and in the principal amount of $2,500,000.00 (the “Note”), a copy of the forms of the Subscription Agreement and Note being attached as Exhibits A and B hereto, respectively, and delivered the Note to the Company; and

WHEREAS, pursuant to the Subscription Agreement, Depositor is required to deposit with the Escrow Agent 5,000,000 shares of Common Stock (each, an “Deposit Share”), the disposition of which is to made in accordance with the terms of this Agreement; and

WHEREAS, the Company would not have entered into the Subscription Agreement, sell to Depositor the Subscription Shares, and accepted the Note in partial payment of the consideration for the sale of the Subscription Shares had Depositor not entered into this Agreement and deposited all of the Deposit Shares and Deposit Stock Certificates (as defined below) with the Escrow Agent to be disposed of in accordance with this Agreement.

NOW, THEREFORE, in consideration of the premises and agreements set forth in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which each of the parties to this Agreement hereby acknowledges the parties to this Agreement agree as follows:

1.           Appointment of Escrow Agent.  The Company and Depositor hereby appoint Escrow Agent to serve as, and Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions set forth in this Agreement.  The Company and Depositor acknowledge and agree that CKR Law, LLP (in all capacities other than as Escrow Agent, “CKR”) is not providing any legal services to either the Company and Depositor pursuant to this Agreement, but is acting merely in a ministerial capacity as Escrow Agent as requested by the Company and Depositor.

2.           Establishment of Escrow.

(a)          Escrow of Deposit Shares. Simultaneously with the execution of this Agreement, Depositor shall deposit with the Escrow Agent a stock certificate or certificates registered in the Depositor’s name representing all of the 5,000,000 Deposit Shares, each such certificate accompanied by a stock power duly endorsed in blank with signature(s) guaranteed by a member of one of the “Medallion” guarantee programs (Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP), or New York Stock Exchange Medallion Signature Program (MSP)).  Each such stock certificate and accompanying stock power deposited with the Escrow Agent pursuant to this section 2(a) are collectively referred to herein as a “Deposit Stock Certificate.”  The Deposit Shares and Deposit Stock Certificates shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto.  The Escrow Agent agrees to hold the Deposit Stock Certificate(s) evidencing the Deposit Shares in an escrow account (the “Escrow Account”) subject to the terms and conditions of this Agreement.

(b)         Security for Depositor’s Satisfaction of the Note.  The Deposit Shares shall be (i) security for the Depositor’s compliance with its payment obligations under the Note and (ii) the exclusive means for the Company to enforce such obligations upon the failure of Depositor to make the required payments under the Note in accordance with the terms of the Note (the “Surrender Event”).

(c)         Dividends, Etc.  Any securities of the Company distributed in respect of or in exchange for any of the Deposit Shares, whether by way of stock dividends, stock splits or otherwise, shall be issued in the name of the Depositor or its nominee specified in writing and shall be delivered to the Escrow Agent, who shall hold such securities in the Escrow Account.  Such securities shall be considered Deposit Shares for purposes hereof.

3.           Disposition of the Escrow Funds.

(a)         Upon the occurrence of the Surrender Event in the good faith determination of the Board of Directors of the Company, the Company shall provide written notice to the Escrow Agent and Depositor (a “Surrender Notice”) that states that there has been an occurrence of the Surrender Event and the nature of such Surrender Event (including the amount of payments not made in accordance with the terms of the Note), and the Escrow Agent shall take the following actions:

(i)          In the event that, within ten “Business Days” (as defined below) after the giving of the Surrender Notice in accordance with this paragraph 2(a), Depositor has not disputed the basis of the giving of the Surrender Notice (i.e., that the Surrender Event has not occurred in that payment(s) under the Note have been made, setting forth in detail the date(s) and amount(s) of such payment(s), accompanied by proof of such payment(s)) by giving written notice thereof to Escrow Agent (a “Dispute Notice”), then the Escrow Agent shall deliver the Deposit Stock Certificate(s) representing all of the Deposit Shares then in the Escrow Account to the Company, whereupon the Company shall retain, by utilizing the applicable Deposit Stock Certificate(s), the number of Deposit Shares (the “Surrendered Shares”) equal to the quotient of (A) the dollar amount of the principal and/or interest, if any, on the Note that Depositor has failed to pay as of the date of the Surrender Notice divided by (B) $0.50 (the “Surrender Formula”).  The Company shall utilize the applicable Deposit Stock Certificate(s) to cause all of the Surrendered Shares to be cancelled and no longer be considered issued.  In the event that the Surrendered Shares constitute less than all of the Deposit Shares, such remaining Deposit Shares, equal to (x) 5,000,000 minus (y) the number of Surrendered Shares, shall be, contemporaneously with the cancellation of the Surrendered Shares, returned (or, if required, arranged for the return) to Depositor along with all Deposit Stock Certificates, if any, not being utilized in connection with the cancellation of the Surrendered Shares and return of such remaining Deposit Shares. For the avoidance of doubt, all Surrendered Shares shall not be retained by the Company in treasury or otherwise, but shall be cancelled and no longer deemed issued and/or outstanding.

(ii)         In the event that, within ten Business Days after the giving of the Surrender Notice in accordance with this paragraph 2(a), Depositor shall have delivered to the Escrow Agent a Dispute Notice (with a copy of the Dispute Notice being given, in the form of a notice, to the Company), the Deposit Stock Certificate(s) evidencing the Deposit Shares shall not be delivered to either the Company or Depositor but retained by the Escrow Agent pending a further agreement executed by both the Company and  Depositor as to the disposition of all or any portion of the Deposit Stock Certificate(s) (and the issued and outstanding nature of such Deposit Shares) or receipt of a final non-appealable judgment or final order of a court of competent jurisdiction as to such disposition (and the issued and outstanding nature of such Deposit Shares), in which case the Escrow Agent shall dispose of such Deposit Stock Certificate(s) in accordance with such written agreement, judgment or order.

(b)         If the Company, at any time prior to the occurrence of a Surrender Event, (i) pays a stock dividend in or otherwise makes a distribution or distributions payable in shares of Common Stock on Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of Common Stock, any shares of capital stock of the Company, then the number of Deposit Shares shall be, for the purposes of this Agreement, proportionately increased or decreased. Any adjustment made pursuant to this section 2(b) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.  If any event occurs as to which the other provisions of this section 2(b) are not strictly applicable but the lack of any adjustment would not fairly protect the rights of the Company or Depositor in accordance with the basic intent and principles of this Agreement, the Subscription Agreement and the Note, or if strictly applicable would not fairly protect the rights of the Company and/or Depositor in accordance with the basic intent and principles of such provisions, then the Company’s Board of Directors shall, in good faith and subject to applicable law, make an appropriate adjustment to protect the rights of the Company and Depositor.

(c)         Upon the satisfaction of the payment obligations of Depositor under the Note, in whole or part, but only if in accordance with the terms of the Note, provided such satisfaction is on or prior to the maturity date of the Note, Depositor shall give notice (each, a “Payment Notice”) to Escrow Agent and the Company of such payment, the amount of such payment and the number of Deposit Shares (determined in accordance with the Release Formula set forth in the immediately succeeding sentence) to be released from the Escrow Account and returned to Depositor (the “Released Shares”), each such Payment Notice to be accompanied by reasonable evidence of such payment (which evidence may be in the form of a bank-generated wire transfer advice).  The number of Released Shares to be set forth in a Payment Notice for release shall be equal to the quotient of (A) the dollar amount of the principal on the Note that Depositor states in such Payment Notice that has been paid as of the date of the Payment Notice and not subject to a previous Payment Notice, divided by (B) $0.50 (the “Release Formula”).  Upon receipt of a Payment Notice, the Escrow Agent shall take the following actions:

(i)          In the event that, within ten Business Days after the giving of the Payment  Notice in accordance with this paragraph 2(c), the Company has not disputed the basis of the giving of the Payment Notice (e.g., that payment in the amount set forth in the Payment Notice has not occurred, that the number of Released Shares to be released to Depositor is not correct or that the number of Released Shares to be released to Depositor has not been calculated correctly in accordance with the Payment Formula (a “Payment Dispute Notice”), then the Escrow Agent shall deliver the Deposit Stock Certificate(s) representing the Released Shares referenced in such Payment Notice to Depositor.  In the event that the Released Shares constitute less than all of the Deposit Shares in the Escrow Account, such remaining Deposit Shares shall remain in the Escrow Account and subject to all of the provisions of this Agreement.

(ii)         In the event that, within ten Business Days after the giving of the Surrender Notice in accordance with this paragraph 2(c), the Company shall have delivered to the Escrow Agent a Payment Dispute Notice (with a copy of the Payment Dispute Notice being given, in the form of a notice, to the Company), the Deposit Stock Certificate(s) evidencing the Deposit Shares claimed to be Released Shares under such Payment Notice as disputed in the Payment Dispute Notice shall not be delivered to Depositor but retained by the Escrow Agent pending a further agreement executed by both the Company and Depositor as to the disposition of all or any portion of such Deposit Shares and Deposit Stock Certificate(s) evidencing such Deposit Shares or receipt a final non-appealable judgment or final order of a court of competent jurisdiction as to such disposition (and the issued and outstanding nature of such Deposit Shares), in which case the Escrow Agent shall dispose of such Deposit Stock Certificate(s) in accordance with such written agreement, judgment or order.

(d)         At 6:00 p.m. New York time on the twentieth Business Day following the date that is the earlier of (x) the date on which the Note is fully satisfied or (y) the maturity date of the Note (the “Termination Date”), the Deposit Stock Certificate(s) evidencing (or appropriately denominated alternative stock certificate(s) evidencing) any Deposit Shares that remain in the Escrow Account and are not the subject of a pending Surrender Notice or Payment Dispute Notice, shall be returned to Depositor.

(e)         Notwithstanding anything to the contrary contained in paragraphs 2(a), 2(c) and 2(d), the Escrow Agent shall make such other disposition of the Deposit Stock Certificate(s) evidencing the Deposit Shares as is set forth in a written notice to Escrow Agent executed by both the Company and Depositor.

(f)          Notwithstanding anything to the contrary contained in this Agreement, in the event of a dispute between the Company and Depositor as to the return to the Company or release to Depositor of any of the Deposit Shares then represented by Deposit Stock Certificates held in the Escrow account, Escrow Agent shall have the right, but not the duty, to bring an interpleader action in a court of competent jurisdiction to have such court determine the disposition of any Deposit Shares subject to such dispute and the Deposit Stock Certificate(s) evidencing such Deposit Shares (and the issued and outstanding nature of such Deposit Shares) and deposit the applicable Deposit Stock Certificate(s) and all the other properties then held by Escrow Agent in the Escrow Account or otherwise pursuant to this Agreement with such court and shall be reimbursed by Depositor for all of the costs and expenses of Escrow Agent with respect to such interpleader action.  The Company and Depositor agree that any such action shall be brought only in a court of the State of New York located in New York County or in the Federal Court for the Southern District of New York (which courts are acknowledged by both the Company and Depositor as courts of competent jurisdiction).

4.           Duties of Escrow Agent.

(a)          Escrow Agent shall not be liable to any person or entity for any action taken in good faith and believed by Escrow Agent to be authorized or within the rights and powers conferred upon Escrow Agent under this Agreement.  Escrow Agent shall also have full and complete authorization and protection for any omission or any action taken, or suffered by Escrow Agent, in good faith.  Escrow Agent shall have no duties or obligations other than as expressly stated herein, and shall be protected and not liable for acting upon any notice, certificate or other communication not only with respect to its execution, validity and effectiveness of such notice’s, certificate’s, or other communication’s provisions, but also as to the truth and accuracy of any information therein contained, which notice, certificate or other communication Escrow Agent shall have, in good faith, believed to have been genuine or valid and which Escrow Agent, in good faith, believed to have been signed or presented by a proper person or persons.

(b)          Escrow Agent shall not be bound by any notice or demand with respect hereto, or any waiver, modification, amendment, termination or revision of this Agreement unless signed by both the Company and Depositor (unless such notice or demand is a Surrender Notice, Dispute Notice, Payment Notice or Payment Dispute Notice, in which event the signature of only the party giving such notice under the applicable provisions of Article 2 shall be required) and delivered in writing to Escrow Agent and, if the duties of Escrow Agent are affected, unless Escrow Agent shall have given Escrow Agent’s prior written consent thereto.  Escrow Agent shall not be liable or responsible for anything done or omitted to be done by Escrow Agent in good faith, it being understood that Escrow Agent’s liability hereunder shall be limited solely to willful misconduct or gross negligence on its part.  Escrow Agent may rely conclusively on, and shall be protected from acting or refraining from acting upon, any written notice, instruction or request furnished to Escrow Agent hereunder and reasonably believed by Escrow Agent to be genuine and to have been signed or presented by the proper party or parties.  Escrow Agent shall be under no duty to inquire into the authority of any person acting in connection herewith or into the genuineness of any signature.

(c)          Escrow Agent or any successor which is hereafter appointed may, at any time, resign by giving written notice to both the Company and Depositor and shall be discharged of Escrow Agent’s duties under this Agreement upon the appointment of a successor escrow agent.  In the event of any such resignation, a successor escrow agent shall be promptly appointed upon the mutual written agreement of the Company and Depositor.  Any such successor escrow agent shall deliver to the Company and Depositor a written instrument accepting such appointment hereunder and thereupon the successor escrow agent shall succeed to all the rights and duties of Escrow Agent and shall be entitled to receive the Deposit Stock Certificate(s) and all the other properties then held by Escrow Agent in the Escrow Account or otherwise pursuant to this Agreement.  In the event that a successor escrow agent is not appointed by the Company and Depositor within 30 calendar days of such written notice, then Escrow Agent shall have the right, but not the duty, to bring an interpleader action in a court of competent jurisdiction to have a successor agent appointed and deposit the Deposit Stock Certificate(s) and all the other properties then held by Escrow Agent in the Escrow Account or otherwise pursuant to this Agreement with such court and shall be reimbursed by Depositor for all of the costs and expenses of Escrow Agent with respect to such interpleader action.  The Company and Depositor agree that any such action shall be brought only in a court of the State of New York located in New York County or in the Federal Court for the Southern District of New York (which courts are acknowledged by both the Company and Depositor as courts of competent jurisdiction).

5.           Fees and Indemnification of Escrow Agent.

(a)          Depositor agrees to indemnify Escrow Agent and to hold Escrow Agent harmless from and against any loss, cost, liability or expense including reasonable legal fees (including, without limitation, fees generated by Escrow Agent’s internal staff) incurred by Escrow Agent relating to, arising out of, or in connection with the acceptance or administration of Escrow Agent’s duties, or services rendered under this Agreement, including reasonable legal fees, costs and expenses of defending Escrow Agent against claims of liability or incurred in actions of interpleader arising hereunder.

(b)          Escrow Agent shall have a lien for the amount of any such expenses or loss on the monies and other property held by Escrow Agent under this Agreement and shall be entitled to reimburse itself from such monies or property for the amount of any such expense or loss.

(c)          The Company acknowledges that Escrow Agent, as CKR, has acted, and will continue to act, as counsel to Depositor and did act, prior to the Merger (as defined in the Subscription Agreement), as counsel to the Company.  The Company further acknowledges that there may be a potential or actual conflict of interests and agrees that such conflicting interests shall not be a basis for Escrow Agent being disqualified or limited, or not participating, in the exercise of powers or representation with respect to this Agreement, nor shall the Company seek to disqualify CKR from acting as counsel to Depositor in any future matter, whether or not relating to this Agreement, and/or the Note, although both the Company and Depositor acknowledge that disqualification due to its status as a witness may be claimed or, on a court’s own initiative, be made.

6.           Notice.  Notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed duly given if (a) personally delivered, against written receipt therefor, (b) forwarded by pre-paid certified or registered mail, return receipt requested, or (c) forwarded via a nationally recognized overnight courier service (e.g., Federal Express, USPS Express Mail, UPS, DHL, etc.) to the parties to which such notice or other communication is required by this Agreement to be given, at the address of such parties as follows:

If to the Company, to:	Steven Hoffman, President
Tyme Technologies, Inc.
48 Wall Street - Suite 1100
New York, New York 10005

with a copy to (which shall not
constitute notice hereunder):	Keith S. Braun, Esq.
Moritt Hock & Hamroff LLP
450 Seventh Avenue - 15th Floor
New York, New York 10123

If to Depositor:	Christopher Brown
c/o GEM Global Yield Fund LLC SCS
590 Madison Avenue - 36th Floor
New York, New York 10022

with a copy to (which shall not
constitute notice hereunder):	Barrett DiPaolo, Esq.
CKR Law LLP
1330 Avenue of the Americas - 35th Floor
New York, New York 10019

If to the Escrow Agent:	Mark Crone, Esq.
CKR Law LLP
1330 Avenue of the Americas - 35th Floor
New York, New York 10019

or, in the case of any of the parties to this Agreement, at such other address as such party shall furnish to each of the other parties in accordance with this section 6.  Notices and other communications delivered personally shall be deemed given as of the date of actual receipt; mailed notices and other communications shall be deemed given as of the date three Business Days following such mailing; and notices and other communications sent via overnight courier service shall be deemed given as of the date one Business Day after delivery to such courier service.

7.           Miscellaneous.

(a)         This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective administrators, successors and permitted assigns.

(b)         This Agreement and the rights and obligations of the parties contained in this Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York, without regard to its choice and/or conflict of laws provisions.  Any legal action resulting from, arising under, out of or in connection with, directly or indirectly, this Agreement shall be commenced exclusively in the Supreme Court, State of New York, County of New York, or the U.S. District Court for the Southern District of New York.  All parties to this Agreement hereby submit themselves to the jurisdiction of any such court, and agree that service of process on them in any such action, suit or proceeding may be affected by the means by which notices are to be given under this Agreement.

(b)         This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, understandings, letters of intent, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party hereto or by any related or unrelated third party.

(c)         This Agreement may not be changed, modified or rescinded orally.  Any change, modification or rescission need be in writing, signed by the party against whom enforcement of any change, modification or rescission is sought.  Any waiver of any of the provisions of this Agreement, or of any inaccuracy in or non-fulfillment of any of the obligations contemplated by this Agreement or contemplated hereby, shall not be effective unless made in a writing signed by the party against whom the enforcement of any such waiver is sought.  A waiver given in any case shall only apply with respect to that particular act or omission, and shall not be effective as to any further acts or omissions, regardless of whether they are of the same or similar nature.

(d)         This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(e)         This section and other headings contained in this Agreement are for purposes of reference only, and shall not affect the meaning or interpretation of this Agreement.

(f)          Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

(g)         Each party hereto shall be responsible for their legal and other fees and expenses relating to the negotiation, execution and delivery of this Agreement and related agreements, and the consummation of the transaction contemplated by this Agreement.

(h)         For purposes of this Agreement, the capitalized term “Business Day” shall mean any calendar day other than a Saturday, Sunday or other day on which banks in the City of New York are authorized or directed to be closed.

(i)          In the event that any portion of the Escrow Account shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person or firm, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

(j)          This Escrow Agreement shall terminate on the date on which all of the Deposit Stock Certificates have been released from the Escrow Account by the Escrow Agent in accordance with this Agreement; provided, however, the provisions of Article 5 shall survive such termination.

(k)         So long as no Surrender Event shall have occurred, Depositor may exercise any and all voting and other consensual rights pertaining to any and all of the Deposit Shares evidenced by Deposit Stock Certificates held in the Escrow Account.

(l)          Subject to the provisions of paragraph 2(b), any dividends, interests or other distributions made with respect to each Deposit Share then held in the Escrow Account shall attach to and be deemed part of such Deposit Share and shall be returned to the Company or released to Depositor at the same time such Deposit Share is returned to the Company or released to Depositor.

(m)        Unless otherwise expressed, all references in this Agreement to sections and paragraphs shall refer to the specified section or paragraph of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first indicated above.

Tyme Technologies, Inc.

By:	/s/ Peter de Svastich
Name: Peter de Svastich
Title: President

GEM Global Yield Fund LLC SCS

By:	/s/ Christopher Brown
Name: Christopher Brown
Title: Manager

CKR Law LLP

By:	/s/ Mark E. Crone
Name: Mark E. Crone
Title: Co-Managing Partner